REDACTED EXHIBIT: This Exhibit contains certain identified information that has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed. Redacted information is identified by [*].

EXECUTION VERSION

REPURCHASE AGREEMENT
between
BLOOM ENERGY CORPORATION
as Buyer
and
DIAMOND STATE GENERATION PARTNERS, LLC
as Seller
dated as of June 14, 2019

SA#7422204_15.docx
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ARTICLE I. DEFINITIONS1
Section 1.1Definitions    1
Section 1.2Other Definitional Provisions    8
ARTICLE II. PURCHASE AND SALE8
Section 2.1Repurchase Schedule; Sale Notices    8
Section 2.2Purchase Price    9
Section 2.3Payment of Purchase Price    9
Section 2.4Transfer of Title    10
Section 2.5Interim Period    10
Section 2.6Post Sale Effect    11
Section 2.7Conditions Precedent    11
ARTICLE III. RECORDS AND AUDITS12
Section 3.1Record-Keeping Documentation    12
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF SELLER12
Section 4.1Representations and Warranties of Seller    12
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF BUYER13
Section 5.1Representations and Warranties of Buyer    13
ARTICLE VI. CONFIDENTIALITY15
Section 6.1Confidential Information    15
Section 6.2Permitted Disclosures    15

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ARTICLE VII. EVENTS OF DEFAULT AND TERMINATION17
Section 7.1Seller Default    17
Section 7.2Buyer Default    17
Section 7.3Buyer’s Remedies Upon Occurrence of a Seller Default    18
Section 7.4Seller’s Remedies Upon Occurrence of a Buyer Default    18
Section 7.5Specific Performance    18
Section 7.6Preservation of Rights    18
Section 7.7Force Majeure    18
ARTICLE VIII. INDEMNIFICATION19
Section 8.1General Indemnification of Seller by Buyer    19
Section 8.2General Indemnification of Buyer by Seller    19
Section 8.3Limitation of Liability    20
Section 8.4Survival    20
ARTICLE IX. MISCELLANEOUS PROVISIONS21
Section 9.1Amendment and Modification    21
Section 9.2Waiver of Compliance; Consents    21
Section 9.3Notices    21
Section 9.4Assignment    23
Section 9.5Dispute Resolution; Service of Process    24
Section 9.6Governing Law, Jurisdiction, Venue    24
Section 9.7Counterparts    24

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Section 9.8Interpretation    25
Section 9.9Entire Agreement    25
Section 9.10Construction of Agreement    25
Section 9.11Severability    25
Section 9.12Further Assurances    25
Section 9.13Time of Essence    25
Section 9.14No Rights in Third Parties    26
Section 9.15Transfer Taxes    26

EXHIBITS
Exhibit A    Form of Bill of Sale
Exhibit B    Repurchase Schedule
Exhibit C    Form of Sale Notice

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REPURCHASE AGREEMENT
This REPURCHASE AGREEMENT (this “Agreement”), dated as of June 14, 2019 (the “Agreement Date”), is entered into by and between BLOOM ENERGY CORPORATION, a Delaware corporation (“Buyer”), and DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (“Seller”). Buyer and Seller are referred to in this Agreement individually, as a “Party” and, collectively, as the “Parties”.
RECITALS
WHEREAS, Seller owns assets comprising of (i) a fuel cell generation project comprised of Bloom Systems with a nameplate capacity of 3 MW located at 512 E. Chestnut Hill Road, Newark, DE 19713 (the “Brookside Facility”); and (ii) a fuel cell generation project comprised of Bloom Systems with a nameplate capacity of 27 MW located at 1493 River Road, New Castle, DE 19720 (the “Red Lion Facility” and together with the Brookside Facility, the “Project”, and all Bloom Systems that are part of the Project as of the Agreement Date, the “Existing Systems”);
WHEREAS, on or about the Agreement Date, Seller and Buyer are entering into that certain Fuel Cell System Supply and Installation Agreement (the “New System CapEx Agreement”), pursuant to which, among other things, (i) Buyer (as “Seller” under such New System CapEx Agreement) will sell to Seller (as “Buyer” under such New System CapEx Agreement) and Seller will purchase from Buyer, new Bloom Systems with aggregate nameplate capacity of up to 27.5 MW (such Bloom Systems, the “New Systems”) and all shared infrastructure BOF not already existing at the applicable Site, and (ii) Buyer will design, engineer, procure, construct, and commission each of the New Systems and such shared infrastructure BOF at the Sites; and
WHEREAS, pursuant to this Agreement, Buyer shall purchase from Seller, and Seller shall sell to Buyer the Existing Systems installed in the Project, such sales to be consummated in installments as provided herein.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:
AGREEMENT

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ARTICLE I.
DEFINITIONS
Section 1.1    Definitions. As used in this Agreement, capitalized terms not otherwise defined shall have the meanings set forth below:
“A&R MOMA” means that certain Amended and Restated Master Operations and Maintenance Agreement, dated as of the date hereof, by and between Buyer, as “Operator”, and Seller as “Owner”.
“Administrative Services Agreement” means that certain First Amended and Restated Administrative Services Agreement, amended and restated as of the date hereof, by and between Buyer, as “Administrator”, and Seller, as “Project Company.”
“Affiliate” of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided, that notwithstanding anything in this Agreement to the contrary, for the purposes hereof: (i) Seller is not an Affiliate of Buyer and Buyer is not an Affiliate of Seller, and (ii) Mehetia is not an Affiliate of Buyer or Seller. For purposes of this Agreement, the direct or indirect ownership of over 50% of the outstanding voting securities of an entity, or the right to receive over 50% of the profits or earnings of an entity shall be deemed to constitute control. Such other relationships as in fact results in actual control over the management, business and affairs of an entity, shall also be deemed to constitute control.
“Agreement” is defined in the preamble.
“Agreement Date” is defined in the preamble.
“Agreement Date Deposit” is defined in Section 2.2(a).
“Arbiter” is defined in Section 2.3(b).
“Bankruptcy” or “Bankrupt” as to any Person means the filing of a petition for relief as to any such Person as debtor or bankrupt under the Bankruptcy Code or like provision of law (except if such petition is contested by such Person and has been dismissed within sixty (60) days); insolvency of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of its assets; commencement of any proceedings relating to such Person under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided, that if such proceeding is commenced by another, such Person indicates its approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within sixty (60) days.
“Bankruptcy Code” means 11 U.S. Code § 101 et. seq., as amended.

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“Bill of Sale” means each bill of sale, substantially in the form set forth in Exhibit A, dated as of the applicable Transfer Date and duly executed by Seller.
“Bloom Systems” means a solid oxide fuel cell power generating system manufactured by Bloom Energy Corporation.
“BOF” means, for each Site, the (a) existing balance of facility items included in each Facility as of the Agreement Date, including, as applicable, Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, the data communications facilities, the foundations for the Existing Systems and any other facilities and equipment ancillary to the Existing Systems and installed in connection with the Facility at each Site and all other things ancillary to the Facility and required on or in the vicinity of the Site which are necessary for operation of the Existing Systems or which are otherwise required by the Tariff or Site Lease for such Site, and (b) any new balance of facility items installed in a Facility after the Agreement Date, including, as applicable, any new components in respect of Electrical Interconnection Facilities, the natural gas supply facilities, the water supply facilities, or the data communications facilities, the foundations for the New Systems and any other facilities and equipment ancillary to the New Systems and installed in connection with the Facility at each Site and all other things ancillary to the Facility and required on or in the vicinity of the Site which are necessary to achieve Commissioning with respect to any New System at each such Site or which are otherwise required by the Tariff or Site Lease for any New System or Site.
“Brookside Facility” is defined the Recitals.
“Business Day” means a day other than a Saturday, Sunday or other day on which banks in New York, New York, or San Francisco, California, are authorized or required to close.
“Buyer” is defined in the preamble.
“Buyer Default” is defined in Section 7.2.
“Buyer Indemnitee” is defined in Section 8.2.
“Buyout Accrual Amount” means, as of any date of determination, the aggregate amount of interest accrual that has been calculated since the Agreement Date on the Current Buyout Amount (as of such date of determination) based on an interest rate equal to (a) [*]% per annum, until the date on which the first Existing System is purchased hereunder and proceeds are distributed or paid to Mehetia pursuant to this Agreement and the DSGH Limited Liability Company Agreement, and (b) [*]% per annum thereafter (it being understood and agreed that the applicable rate per annum shall be calculated on the basis of a year of three hundred and sixty (360) days and actual days elapsed).
“Claiming Party” is defined in Section 7.7.
“Code” means the Internal Revenue Code of 1986, as amended.

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“Commissioning” has the meaning set forth in the New System CapEx Agreement.
“Confidential Information” is defined in Section 6.1.
“Current Buyout Amount” means, as of any date of determination, the Initial Buyout Amount plus the Buyout Accrual Amount less the aggregate amount of cash distributions made to Mehetia from and after the Agreement Date in accordance with the DSGH Limited Liability Company Agreement (other than amounts related to indemnity payments, payments in respect of other damages, or payments made as reimbursement of expenses, in each case from DSGH or Clean Technologies II, LLC or any of their respective Affiliates paid through DSGH to Mehetia in accordance with the DSGH Limited Liability Company Agreement or otherwise paid to Mehetia).
“Disputed Item” is defined in Section 2.3(b).
“DPL” means Delmarva Power & Light Company, d/b/a Delmarva Power, an investor owned utility company regulated by the Delaware Public Service Commission.
“DSGH” means Diamond State Generation Holdings, LLC.
“DSGH Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of DSGH, dated as of June 14, 2019.
“DSGP Limited Liability Company Agreement” means the Third Amended and Restated Limited Liability Company Agreement of Seller, dated as of June 14, 2019.
“DPSC” means the Delaware Public Service Commission, the Governmental Authority charged with regulating DPL and issuing the Tariff.

“Existing Systems” is defined in the Recitals.
“Facility” means, with respect to each of the Brookside Facility and the Red Lion Facility, the Existing Systems and the associated BOF, at such Site.
“Federal Power Act” means 16 U.S. Code § 791a et. seq., as amended.
“First Subsequent Deposit” is defined in Section 2.2(b).
“Force Majeure Event” means any event or circumstance that (a) prevents a Party from performing its obligations under this Agreement; (b) was not reasonably foreseeable by such Party; (c) was not within the reasonable control of, or the result of the negligence of, or the breach of this Agreement by, such Party; and (d) such Party is unable to reasonably mitigate, avoid or cause to be avoided with the exercise of due diligence. “Force Majeure Event” may include, provided that the conditions in (a) through (d) in the foregoing sentence are met, a failure or interruption of performance due to an act of God, civil or military authority, war, civil disturbances, terrorist activities, fire, explosions, the external power delivery system (a/k/a the grid) being out of the required specifications or totally failing (a/k/a

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brownout or blackout), or electric grid curtailment. Notwithstanding the foregoing, Force Majeure Event does not include the lack of economic resources of a Party.
“Governmental Approvals” means (a) any authorizations, consents, approvals, licenses, rulings, permits, tariffs, rates, certifications, variances, orders, judgments, decrees by or with a relevant Governmental Authority and (b) any required notice to, any declaration of, or with, or any registration or filing by, or with, any relevant Governmental Authority.
“Governmental Authority” means any foreign, federal, state, local or other governmental, regulatory or administrative agency, court, commission, department, board, or other governmental subdivision, legislature, rulemaking board, court, tribunal, arbitrating body or other governmental authority.
“Indemnifiable Loss” means any claim, demand, suit, loss, liability, damage, obligation, payment, fine, cost or expense (including the cost and expense of any investigation, action, suit, proceeding, assessment, judgment, settlement or compromise relating thereto and reasonable attorneys’ fees and reasonable disbursements in connection therewith).
“Initial Buyout Amount” means $[*].
“Interim Period” means, with respect to each Existing System that is the subject of a Sale Notice, the period between the delivery of such Sale Notice and the Transfer Date for such Existing System.
“IRS” means the Internal Revenue Service.
“Knowledge” means (a) as to any Person other than a natural Person, the actual knowledge of such Person and its managers, directors, officers and employees who have responsibility for the transactions contemplated by this Agreement and (b) in respect of any Person who is a natural Person, the actual knowledge of such Person.
“Legal Requirement” means any law, statute, act, decree, ordinance, rule, directive (to the extent having the force of law), tariff, order, treaty, code or regulation or any interpretation of any of the foregoing, as enacted, issued or promulgated by any Governmental Authority, NERC, any Person that NERC has delegated its authority to under the Federal Power Act or any Person that operates an interstate electric transmission system, including all amendments, modifications, extensions, replacements or re-enactments thereof, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.
“Liens” means any lien, security interest, mortgage, hypothecation, encumbrance or other restriction on title or property interest.
“Material Adverse Effect” means, for any Person, any change, effect or occurrence that, individually or in the aggregate, is or could reasonably be expected to be materially adverse to (a) the business, earnings, assets, results of operations, property or condition (financial

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or otherwise) of such Person, (b) the validity or enforceability of this Agreement or the transactions contemplated by this Agreement, or (c) any Person’s ability to perform its obligations under this Agreement.
“Maximum Liability” means the [*], plus, in each case reasonable costs and attorneys’ fees incurred by a Party in connection with enforcing any right or remedy hereunder.
“Mehetia” means Mehetia Inc., a Delaware corporation.
“MW” means megawatt.
“NERC” means the North American Electric Reliability Corporation or any successor.
“New Systems” is defined in the Recitals.
“New System CapEx Agreement” is defined in the Recitals.
“Objections Statement” is defined in Section 2.3(b).
“Party” and “Parties” have the meanings set forth in the preamble.
“Payment Date” is defined in Section 2.3(a).
“Payment Date Amount” is defined in Section 2.3(a).
“Payment Date Amount Calculation Model” means a financial model delivered by Buyer to Seller in connection with each Sale Notice, setting forth the following amounts and supporting calculations: (1) the Initial Buyout Amount; (2) the Buyout Accrual Amount; (3) the amount of cash distributions made to Mehetia; (4) the Current Buyout Amount; (5) the Pro Rata Portion; and (6) the Purchase Price for the applicable Existing Systems.
“Performance Standards” has the meaning set forth in the A&R MOMA.
“Permits” means all Governmental Approvals that are necessary under applicable Legal Requirements or this Agreement to have been obtained.
“Permitted Liens” means any (a) obligations or duties to any Governmental Authority arising in the ordinary course of business (including under licenses and Permits held by Buyer or Seller and under applicable Legal Requirements); (b) obligations or duties under easements, leases or other property rights; (c) any other Liens agreed to in writing by Seller and Buyer; or (d) Liens of any contractor or subcontractor of Buyer that performs any services in connection with the Shutdown or removal of Sale Systems.
“Person” means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, or governmental entity or any department or agency thereof.

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“Pro Rata Portion” means a percentage determined by multiplying 100 by a fraction, the numerator of which is equal to the System Capacity of the applicable Sale Systems hereunder and the denominator of which is equal to the aggregate System Capacity of the Existing Systems that have not yet been sold hereunder prior to such Sale occurring (by way of example, if there are 20 MW of Existing Systems that have not yet been sold prior to a Sale and 2 MW of Sale Systems purchased in such Sale, the Pro Rata Portion shall be 10%).
“Project” is defined in the Recitals.
“Purchase Price” is defined in Section 2.2.
“Red Lion Facility” is defined in the Recitals.
“Representatives” of a Party means such Party’s authorized representatives, including its professional and financial advisors.
“Repurchase Schedule” means the schedule of expected repurchases of Existing Systems set forth as Exhibit B to this Agreement.
“Sale” means the purchase and sale of any Existing System which has not been previously purchased by Buyer pursuant to this Agreement.
“Sale Notice” is defined in Section 2.1(b).
“Sale Systems” is defined in Section 2.1(c).
“Second Subsequent Deposit” is defined in Section 2.2(c).
“Seller” is defined in the preamble.
“Seller Default” is defined in Section 7.1.
“Seller Indemnitee” is defined in Section 8.1.
“Shutdown” means the complete decommissioning of an Existing System.
“Site” means, with respect to the Brookside Facility and the Red Lion Facility, the real property leased to Buyer for the use of such Facility pursuant to the Site Lease for such Facility.
“Site Lease” means, with respect to (a) the Brookside Facility, that certain Lease Agreement, dated as of April 19, 2012, by and between the Delaware Department of Transportation and Buyer; and (b) the Red Lion Facility, that certain Amended and Restated Lease Agreement, dated as of June 26, 2012, by and between Delmarva Power & Light Company and Buyer.
“System Capacity” means, with respect to an Existing System, the “System Capacity” (kW) set forth on the applicable Sale Notice provided to Seller. The System Capacity of the Existing

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System(s) sold in each sale shall also be reflected in the Bill of Sale delivered by Seller to Buyer with respect to such Existing System.
“Tariff” means Service Classification “QFCP-RC” as administered by DPL, as approved by the DPSC in Order no. 8062 dated October 18, 2011, as adopted and supplemented by DPSC’s Findings, Opinion and Order No. 8079, dated December 1, 2011.
“Third Party Claim” means any claim, action, or proceeding made or brought by any Person who is not (a) a Party to this Agreement, or (b) an Affiliate of a Party to this Agreement.
“Third Party Warranty” is defined in Section 2.6.
“Third Subsequent Deposit” is defined in Section 2.2(d).
“Transfer Date” is defined in Section 2.4.
Section 1.2    Other Definitional Provisions.
(a)    All exhibits, annexes, and schedules attached to this Agreement are incorporated herein by this reference and made a part hereof for all purposes. References to sections, exhibits, annexes and schedules are, unless otherwise indicated, references to sections, exhibits, annexes and schedules to this Agreement. References to a section shall mean the referenced section and all sub-sections thereof.
(b)    The words “hereof”, “herein”, “hereunder”, and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references contained in this Agreement are references to sections in this Agreement unless otherwise specified. The term “including” will mean “including without limitation”.
(c)    The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.
(d)    Any agreement or instrument defined or referred to herein or in any instrument or certificate delivered in connection herewith means (unless otherwise indicated herein) such agreement or instrument as from time to time amended, amended and restated, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein.
(e)    Any references to a Person are also to its permitted successors and assigns.
(f)    References to any statute, code or statutory provision are to be construed as a reference to the same as it exists as of the Agreement Date or Transfer Date, as applicable, and include references to all bylaws, instruments, orders and regulations for the time being made thereunder or deriving validity therefrom unless the context otherwise requires.

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ARTICLE II.
PURCHASE AND SALE
Section 2.1    Repurchase Schedule; Sale Notices.
(a)    The Repurchase Schedule, reflecting the Parties’ expectations as of the Agreement Date of System Capacity of Existing Systems to be purchased by Buyer hereunder, is set forth as Exhibit B to this Agreement. For the avoidance of doubt, neither Buyer nor Seller makes any representation or warranty regarding achievement of the Repurchase Schedule, and the actual schedule of decommissioning, sale and purchase of the Existing Systems may vary from the Repurchase Schedule.
(b)    At least five (5) Business Days prior to each Payment Date, Buyer shall deliver to Seller a written sale notice, substantially in the form attached hereto as Exhibit C (each, a “Sale Notice”), which shall set forth (i) the number of Existing Systems to be purchased on the corresponding Transfer Date, (ii) the calculation for the Purchase Price to be paid for such Existing System(s) on such Payment Date in accordance with Section 2.2 and the corresponding Payment Date Amount(s) in accordance with Section 2.3(a), and (iii) the System Capacity of Existing Systems subject to the Sale Notice and the remaining System Capacity of all Existing Systems not yet purchased hereunder (for the avoidance of doubt, excluding the Existing Systems subject to that Sale Notice). Buyer shall also deliver a Payment Date Amount Calculation Model to Seller as an attachment to each Sale Notice.
(c)    On each Transfer Date, subject to the satisfaction (or waiver) of the conditions precedent in Section 2.7, Buyer shall purchase the Existing Systems set forth in the Sale Notice (such Existing Systems, the “Sale Systems”).
(d)    Buyer shall perform, or cause to be performed, all Shutdown and removal activities in a timely manner such that all Existing Systems are removed from each Facility within ten (10) Business Days following Commissioning of the last New System purchased under the New System CapEx Agreement. Buyer shall use commercially reasonable efforts to minimize the period during which any Existing System has been Shutdown without a New System being Commissioned under the New System CapEx Agreement. Buyer shall cause all decommissioning and removal activities and Shutdown activities to be performed in a good and workmanlike manner, and in accordance with Performance Standards, to the extent applicable to such activities.
Section 2.2    Purchase Price. With respect to each Sale, the aggregate purchase price for the Sale Systems (as applicable, the “Purchase Price”) shall be the sum of the following:
(a)    A deposit in the amount of $[*], payable on the Agreement Date (the “Agreement Date Deposit”); plus
(b)    A deposit in the amount of $[*], payable within three (3) Business Days of the Agreement Date (the “First Subsequent Deposit”); plus

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(c)    A deposit in the amount of $[*], payable on or prior to July 3, 2019 (the “Second Subsequent Deposit”); plus
(d)    A deposit in the amount of $[*], payable on or prior to October 29, 2019 (the “Third Subsequent Deposit”); plus
(e)    The Current Buyout Amount multiplied by the Pro Rata Portion of the Sale Systems, payable on the Payment Date.
Section 2.1    Payment of Purchase Price.
(a)    Buyer shall pay the portion of the Purchase Price set forth in Section 2.2(e) (each a “Payment Date Amount”) to Seller (or to Seller’s designee) for each Sale System on the date specified in the applicable Sale Notice (the “Payment Date”), which shall not be later than the Business Day immediately prior to the Transfer Date.
(b)    If Seller has any objections to the Payment Date Amount or the Purchase Price within 20 days following the delivery of a Sale Notice (whether or not payment for such Sale Systems was made on the Payment Date and whether or not the Transfer Date has occurred) Seller will deliver to Buyer a statement setting forth its objections thereto (an “Objections Statement”), which statement will identify in reasonable detail those items and amounts to which Seller objects (the “Disputed Items”). After the delivery of an Objections Statement, a meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute and each Disputed Item. If the Parties do not reach a final resolution within 20 days after the delivery of the Objections Statement to Buyer, Seller and Buyer will submit any unresolved Disputed Items to an independent national accounting, consulting or valuation firm mutually agreeable to Buyer and Seller (the “Arbiter”). In the event the Parties submit any unresolved Disputed Items to the Arbiter, each Party will submit a Sale Notice which in the case of each Party may be a Sale Notice that, with respect to the unresolved Disputed Items (but not, for the avoidance of doubt, with respect to any other items), is different than (but not more favorable to the submitting Party than) the Sale Notice initially submitted to Seller or the Objections Statement delivered to Buyer, as applicable) together with such supporting documentation as it deems appropriate, to the Arbiter within 20 days after the date on which such unresolved Disputed Items were submitted to the Arbiter for resolution, it being agreed that the Parties will make their respective submission contemporaneously, and with a copy to the other Party. Seller and Buyer will use their respective commercially reasonable efforts to cause the Arbiter to resolve all Disputed Items submitted to it as soon as practicable, but in any event within 30 days after the date on which the Arbiter receives the Sale Notices prepared by Seller and Buyer. Seller and Buyer will not engage in any ex parte communication with the Arbiter. The Arbiter will resolve such dispute by choosing, in its entirety, the Sale Notice proposed by either Seller or Buyer, and will make no other resolution of such dispute (including by combining elements of the Sale Notices submitted by both Parties). The Sale Notice selected by the Arbiter will be final, binding and non-appealable by the Parties hereto. Each Party will

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bear its own costs and expenses in connection with the resolution of such dispute by the Arbiter. The costs and expenses of the Arbiter will be paid by the party whose Sale Notice is not chosen by the Arbiter in its resolution of the dispute.
(c)    To the extent that the resolution of the Payment Date Amount, as determined through negotiation of the Parties or by an Arbiter is greater than the Payment Date Amount that was actually paid to Seller on the applicable Payment Date, then Buyer shall pay to Seller an amount equal to such difference within five (5) Business Days of the determination thereof.
Section 2.2    Transfer of Title.
Title and all rights to each Sale System shall remain with Seller until the date on which both (a) Buyer has paid Seller the portion of the Purchase Price set forth in Section 2.2(e) for such Sale System, and (b) such Sale System has been removed from its concrete pad (the “Transfer Date”). On the Transfer Date, legal and beneficial title and all rights to the applicable Sale System(s) shall automatically pass to Buyer. Seller shall, on the Transfer Date, deliver to Buyer a Bill of Sale evidencing the transfer of title to the applicable Sale System(s) to Buyer, but no delay or failure to deliver such Bill of Sale shall affect the transfer of title of the applicable Sale System(s).
Section 2.3    Interim Period.
During the Interim Period, Buyer shall have a license (which is hereby granted by Seller) to enter upon the Sites to engage in the Shutdown of the Sale Systems listed in the applicable Sale Notice; provided that (a) Buyer may not commence the Shutdown of any Existing System until following the payment of the Payment Date Amount payable for such Existing System on the Payment Date, (b) risk of loss shall pass from Seller to Buyer with respect to each Sale System on the Payment Date, and (c) the foregoing shall not affect any of Seller (or Seller Indemnitees’) rights in ARTICLE VIII with respect to Indemnifiable Losses (or otherwise).
Section 2.4    Post Sale Effect.
If any express or implied warranties, indemnities, guaranties, remedies, covenants and other rights which any subcontractor or supplier has made to Seller with respect to any good, service, or other deliverable furnished under this Agreement in respect of an Existing System (each a “Third Party Warranty”) would provide any additional rights to Buyer beyond the warranties under ARTICLE IV, then (i) such Third Party Warranty providing additional rights will be for the benefit of and passed through to Buyer to the fullest extent possible, (ii) Seller hereby transfers and assigns to Buyer, effective as of the applicable Transfer Date, all of Seller’s right, title and interest under such Third Party Warranty to exercise such additional rights, and (iii) Seller hereby appoints Buyer as attorney-in-fact coupled with an interest to exercise and enforce all such additional rights in the name of either Buyer or Seller. Nothing in this Section 2.6 will limit Seller’s obligations to Buyer under ARTICLE IV or Buyer’s obligations to Seller and Seller Indemnitees under Section 8.1.
Section 2.5    Conditions Precedent.

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(a)    Upon the satisfaction of the conditions set forth in Section 2.7(b) (as may be waived by the applicable Party in its sole discretion) with respect to an Existing System to be included in a Sale pursuant to Section 2.1, Seller shall sell, assign, convey, transfer and deliver to Buyer, and Buyer shall purchase, assume and acquire from Seller, all of Seller’s right, title and interest in and to each applicable Existing System, effective as of the Transfer Date.
(b)    Conditions Precedent to the Transfer Date. Buyer’s obligation to purchase, assume, and acquire an Existing System from Seller on the Transfer Date and Seller’s obligation to sell, assign, convey, transfer and deliver to Buyer all of Seller’s right, title and interest in such Existing System on the Transfer Date shall be subject to Buyer’s and Seller’s satisfaction of the following conditions precedent (as may be waived, in such Party’s sole discretion, by (x) Buyer with respect to the conditions set forth in clauses (i), (ii) (with respect to Seller), or (iii) (with respect to Seller), and (y) Seller with respect to the conditions set forth in clauses (ii) (with respect to Buyer), or (iii) (with respect to Buyer):
(i)    Buyer has made full payment of the Payment Date Amount owed to Seller for such Existing System;
(ii)    the representations and warranties set forth in ARTICLE IV and ARTICLE V hereof shall be true and correct in all material respects; and
(iii)    no Seller Default or Buyer Default hereunder shall exist and be continuing.
ARTICLE III.
RECORDS AND AUDITS
Section 3.1    Record-Keeping Documentation.
As promptly as practicable after a Transfer Date, Seller shall use its commercially reasonable efforts to deliver all records to Buyer in Seller’s possession and which Buyer otherwise does not have access to for each Existing System being transferred pursuant to a Sale Notice.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF SELLER
Section 4.1    Representations and Warranties of Seller. Seller represents and warrants to Buyer as of the Agreement Date and as of each Transfer Date as follows:
(a)    Formation. Seller is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease, and operate its business as currently conducted.

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(b)    Authority. Seller has full limited liability company power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action required on the part of Seller, and this Agreement has been duly and validly executed and delivered by Seller. This Agreement constitutes the legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)    Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement nor the consummation by Seller of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of formation of Seller nor Seller’s limited liability company agreement, (ii) conflict with, result in any violation or breach of, constitute a default under, result in the creation of any Lien (other than Permitted Liens) on Seller’s assets, or create any right of termination under any material agreement or other instrument or obligation to which Seller is a party that would individually or in the aggregate result in a Material Adverse Effect on Seller or materially or adversely affect its ability to perform its obligations hereunder or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Seller, which violations, individually or in the aggregate, would result in a Material Adverse Effect on Seller or materially or adversely affect its ability to perform its obligations hereunder.
(d)    Legal Proceedings. There are no pending or, to Seller’s Knowledge, threatened claims, disputes, governmental investigations, suits, actions, arbitrations, legal, administrative or other proceedings, domestic or foreign, criminal or civil, at law or in equity, against Seller that challenge the enforceability of this Agreement or the ability of Seller to consummate the transactions contemplated hereby, in each case, that could reasonably be expected to result in a Material Adverse Effect on Seller or materially or adversely affect its ability to perform its obligations hereunder.
(e)    Title; Liens. As of each Transfer Date, with respect to any assets comprising an Existing System, Seller has and will convey good and marketable title to such assets to be sold to Buyer on such date, free and clear of all Liens other than Permitted Liens.
(f)    AS-IS SALE. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE IV, THE SALE SYSTEMS ARE TRANSFERRED “AS IS, WHERE IS”, AND SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO LIABILITIES, OPERATIONS OF THE SALE SYSTEMS, VALUE OR QUALITY OF THE SALE SYSTEMS OR THE PROSPECTS (FINANCIAL AND OTHERWISE), RISKS AND OTHER INCIDENTS OF THE SALE

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SYSTEMS, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE SALE SYSTEMS, OR ANY PART THEREOF.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF BUYER
Section 5.1    Representations and Warranties of Buyer. Buyer represents and warrants to Seller as of the Agreement Date and as of each Transfer Date, as follows.
(a)    Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, and operate its business as currently conducted. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that its business, as currently being conducted, shall require it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on Buyer or its ability to perform its obligations hereunder.
(b)    Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action required on the part of Buyer and this Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes the legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c)    Consents and Approvals; No Violation. Neither the execution, delivery and performance of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Buyer, (ii) with or without the giving of notice or lapse of time or both, conflict with, result in any violation or breach of, constitute a default under, result in any right to accelerate, result in the creation of any Lien on Buyer’s assets, or create any right of termination under the conditions or provisions of any note, bond, mortgage, indenture, material agreement or other instrument or obligation to which Buyer is a party or by which it, or any material part of its assets may be bound, in each case that would individually or in the aggregate result in a Material Adverse Effect on Buyer or its ability to perform its obligations hereunder or (iii) constitute violations of any law, regulation, order, judgment or decree applicable to Buyer, which violations, individually or in the aggregate, would result in a Material Adverse Effect on Buyer or its ability to perform its obligations hereunder. Buyer shall perform all obligations hereunder in accordance with all applicable Legal Requirements. Neither the execution,

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delivery nor performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any Legal Requirements or Permits. Buyer has all necessary Permits and Governmental Approvals to perform its obligations hereunder, including taking title to the Existing Systems.
(d)    Legal Proceedings. There are no pending or, to Buyer’s Knowledge, threatened claims, disputes, governmental investigations, suits, actions (including non-judicial real or personal property foreclosure actions), arbitrations, legal, administrative or other proceedings of any nature, domestic or foreign, criminal or civil, at law or in equity, by or against Buyer that challenge the enforceability of this Agreement or the ability of Buyer to consummate the transactions contemplated hereby, in each case, that could reasonably be expected to result in a Material Adverse Effect on Buyer or its ability to perform its obligations hereunder.
ARTICLE VI.
CONFIDENTIALITY
Section 6.1    Confidential Information. Subject to the other terms of this ARTICLE VI each Party shall, and shall cause its Affiliates and its respective stockholders, members, subsidiaries and Representatives to, hold confidential the terms of this Agreement and all information it has obtained or obtains from the other Party in connection with this Agreement concerning Seller and Buyer and their respective assets, business, operations or prospects (the “Confidential Information”), including all materials and information furnished by Seller in performance of this Agreement, regardless of form conveyed or whether financial or technical in nature, including any trade secrets and proprietary know how and software whether such information bears a marking indicating that they are proprietary or confidential or not; provided, however, that Confidential Information shall not include (a) the fact that the Parties have entered into this Agreement, (b) the nature of the transactions contemplated by this Agreement, or (c) information that (i) is or becomes generally available to the public other than as a result of any fault, act or omission by a Party or any of its Representatives, (ii) is or becomes available to a Party or any of its Representatives on a non-confidential basis from a source other than the other Party or its Representatives, provided that such source was not and is not bound by any contractual, legal or fiduciary obligation of confidentiality with respect to such information or (iii) was or is independently developed or conceived by a Party or its Representatives without use of or reliance upon the Confidential Information of the other Party, as evidenced by sufficient written record. Notwithstanding the foregoing, clauses (b) and (c) in the preceding sentence shall not apply to Confidential Information obtained by a Party as a result of any direct or indirect relationship between the Parties relating to the Existing Systems, Site, Facility or otherwise.
Section 6.2    Permitted Disclosures.
(a)    Legally Compelled Disclosure. Confidential Information may be disclosed (i) as required or requested to be disclosed by a Party or any of its Affiliates or their respective stockholders, members, subsidiaries or Representatives as a result of any applicable Legal Requirement or rule or regulation of any stock exchange, the Financial Industry Regulatory Authority, Inc. or other regulatory authority or self-regulatory

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authority having jurisdiction over such Party, or (ii) as required or requested by the IRS, the Department of Justice or the Office of the Inspector General in connection with an Existing System, cash grant, or tax credits relating thereto, including in connection with a request for any private letter ruling, any determination letter or any audit. If a Party becomes compelled by legal or administrative process to disclose any Confidential Information, such Party shall, to the extent permitted by Legal Requirements, provide the other Party with prompt notice so that the other Party may seek a protective order or other appropriate remedy or waive compliance with the non-disclosure provisions of Section 6.1 and this Section 6.2 with respect to the information required to be disclosed. If such protective order or other remedy is not obtained, or such other Party waives compliance with the non-disclosure provisions of Section 6.1 and this Section 6.2 with respect to the information required to be disclosed, the first Party shall furnish only that portion of such information that it is advised by counsel is legally required to be furnished and shall exercise reasonable efforts, at the expense of the Party whose Confidential Information is being disclosed, to obtain reliable assurance that confidential treatment will be accorded such information, including, in the case of disclosures to the IRS described in clause (ii) above, to obtain reliable assurance that, to the maximum extent permitted by applicable Legal Requirements, such information will not be made available for public inspection pursuant to Section 6110 of the Code.
(b)    Disclosure to Representatives. Notwithstanding the foregoing, and subject always to the restrictions in Section 6.2(a), a Party may disclose Confidential Information received by it to its and its Affiliates’ actual or potential investors or financing parties and its and their employees, consultants, legal counsel or agents who have a need to know such information; provided that such Party informs each such Person who has access to the Confidential Information of the confidential nature of such Confidential Information, the terms of this Agreement, and that such terms apply to them. The Parties shall use commercially reasonable efforts to ensure that each such Person complies with the terms of this Agreement and that any Confidential Information received by such Person is kept confidential.
(c)    Securities Filings. A Party may file this Agreement as an exhibit to any relevant filing with the Securities Exchange Commission (or equivalent foreign agency) in accordance with Legal Requirements only after complying with the procedure set forth in this Section 6.2(c). In such event, the Party seeking such disclosure shall prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, no less than fourteen (14) days after receipt of such confidential treatment request and proposed redactions) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines prescribed by Legal Requirements. The Party seeking such disclosure shall exercise commercially reasonable efforts to obtain confidential treatment of the Agreement from the Securities Exchange Commission (or equivalent foreign agency) as represented by the redacted version reviewed by the other Party. Each Party shall bear its own costs in connection with such efforts.

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(d)    Other Permitted Disclosures. Nothing herein shall be construed as prohibiting a Party hereunder from using such Confidential Information in connection with (i) any claim against the other Party, (ii) any exercise by a Party hereunder of any of its rights hereunder, (iii) a financing or proposed financing by Seller or Buyer or their respective Affiliates, (iv) a disposition or proposed disposition by any direct or indirect Affiliate of Seller of all or a portion of such Person’s equity interests in Seller, (v) a disposition or proposed disposition by Buyer of any Existing System, or (vi) any disclosure required to be made pursuant to the Tariff, an Interconnection Agreement, a Gas Supply Agreement, or a Site Lease, provided that, in the case of items (iii), (iv) and (v), the potential financing party or purchaser has entered into a confidentiality agreement with respect to Confidential Information on customary terms used in confidentiality agreements in connection with corporate financings or acquisitions before any such information may be disclosed and a copy of such confidentiality agreement has been provided to the non-disclosing Party for informational purposes, which copy of such confidentiality agreement may contain redactions of confidential information relating to the potential financing source or purchaser.
ARTICLE VII.
EVENTS OF DEFAULT AND TERMINATION
Section 7.1    Seller Default.
The occurrence at any time of any of the following events shall constitute a “Seller Default”:
(a)    Failure to Perform Obligations. Unless due to a Force Majeure Event, the failure of Seller to perform or cause to be performed any material obligation required to be performed by Seller under this Agreement, or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Seller shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Seller Default shall not be deemed to exist during such period; provided, further, that if Seller commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days. Notwithstanding the foregoing, no Seller Default shall be deemed to occur pursuant to this Section 7.1(a) during any period during which Buyer remains the managing member (directly or indirectly, including DSGH being the managing member) of Seller.
(b)    Bankruptcy. If Seller is Bankrupt.
Section 7.2    Buyer Default.
The occurrence at any time of the following events with respect to Buyer shall constitute a “Buyer Default”:
(a)    Failure to Pay. The failure of Buyer to pay any undisputed amounts owing to Seller or Mehetia, if Seller directs Buyer to make payment directly to Mehetia, on or

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before the day on which such amounts are due and payable under the terms of this Agreement and Buyer’s failure to cure each such failure within five (5) Business Days after Buyer receives written notice of each such failure.
(b)    Failure to Perform Other Obligations. Unless due to a Force Majeure Event, the failure of Buyer to perform or cause to be performed any material obligation required to be performed by Buyer under this Agreement or the failure of any representation and warranty set forth herein to be true and correct as and when made; provided, however, that if such failure by its nature can be cured, then Buyer shall have a period of thirty (30) days after receipt of written notice of such failure to cure the same and a Buyer Default shall not be deemed to exist during such period; provided, further, that if Buyer commences to cure such failure during such period and is diligently and in good faith attempting to effect such cure, said period shall be extended for sixty (60) additional days.
(c)    Bankruptcy. If Buyer is Bankrupt.
Section 7.3    Buyer’s Remedies Upon Occurrence of a Seller Default. If a Seller Default has occurred, Buyer may terminate this Agreement by written notice, and assert all rights and remedies available to Buyer at law or in equity, subject to the limitations of liability set forth in Section 8.3.
Section 7.4    Seller’s Remedies Upon Occurrence of a Buyer Default. If a Buyer Default has occurred Seller may terminate this Agreement only with respect to those Existing Systems as to which the Payment Date Amount has not yet been paid to Seller, whether or not such Existing Systems are subject to a Sale Notice, by written notice to Buyer and assert all rights and remedies available to Seller at law or in equity, subject to the limitations of liability set forth in Section 8.3.
Section 7.5    Specific Performance. The Parties hereto agree that irreparable damage would occur in the event that either Party breaches or threatens to breach this Agreement. It is accordingly agreed that Buyer or Seller shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which either Party is entitled at law or in equity.
Section 7.6    Preservation of Rights. Termination of this Agreement shall not affect any rights or obligations as between the Parties which may have accrued prior to such termination or which expressly or by implication are intended to survive termination whether resulting from the event giving rise to termination or otherwise, including ARTICLE VI and ARTICLE VIII.
Section 7.7    Force Majeure. If either Party is rendered wholly or partially unable to perform any of its obligations under this Agreement by reason of a Force Majeure Event, that Party (the “Claiming Party”) will be excused from whatever performance is affected by the Force Majeure Event to the extent so affected; provided, however, that (a) the Claiming Party, within a reasonable time after the occurrence of such Force Majeure Event gives the other Party notice describing the particulars of the occurrence; (b) the suspension of performance shall be of no greater scope and

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of no longer duration than is reasonably required by the Force Majeure Event; (c) no liability of either Party for an event that arose before the occurrence of the Force Majeure Event shall be excused as a result of the Force Majeure Event; (d) the Claiming Party shall exercise commercially reasonable efforts to correct or cure the event or condition excusing performance and resume performance of all its obligations; and (e) when the Claiming Party is able to resume performance of its obligations under this Agreement, the Claiming Party shall promptly give the other Party notice to that effect and shall promptly resume performance.
ARTICLE VIII.
INDEMNIFICATION
Section 8.1    General Indemnification of Seller by Buyer. Buyer shall indemnify, defend and hold harmless Seller, its members, managers, officers, directors, employees and agents (each, a “Seller Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Seller Indemnitee: (i) arising out of the ownership or operation of Existing Systems prior to the Transfer Date to the extent of any payments or proceeds or benefits received by Buyer under any Third Party Warranty with respect to any Existing System; provided that (a) such payments, proceeds or benefits were received after the Transfer Date for such Existing System, and (b) the facts, events or circumstances in which the Third Party Warranty claim are based upon occurred, at least in part, prior to the applicable Transfer Date; or (ii) arising out of any Third Party Claim in connection with (a) the removal, Shutdown and/or storage of the Existing Systems or re-installation of the Existing Systems to the extent arising out of or in connection with the negligent, intentional, willful or fraudulent acts or omissions of Buyer or its contractors, subcontractors, agents or employees or others under Buyer’s control, or (b) the ownership or operation of Existing Systems after the Transfer Date for such Existing Systems; provided that Buyer shall have no obligation to indemnify a Seller Indemnitee to the extent the Indemnifiable Losses arising from a Third Party Claim are caused by or arise out of any act of gross negligence, fraud or willful misconduct of any Seller Indemnitee or the breach by Seller of its covenants, representations and warranties under this Agreement. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, Buyer’s indemnification obligations under this Section 8.1 shall apply if the Indemnifiable Losses incurred by Seller and/or other Seller Indemnitees were those described in clauses (a) or (b) of the immediately preceding sentence, and were caused by, or arose out of the conduct of any Person acting at the direction of, or who is or was under the control of, Buyer, or any of its subsidiaries or Affiliates, or any of their respective officers, directors, employees, contractors, subcontractors or agents, even if such Person is or was an employee, independent contractor, subcontractor or agent of Seller or otherwise a Seller Indemnitee.
Section 8.2    General Indemnification of Buyer by Seller. Seller shall indemnify, defend and hold harmless Buyer, its shareholders, officers, directors, employees and agents (each, a “Buyer Indemnitee”) from and against any and all Indemnifiable Losses asserted against or suffered by any Buyer Indemnitee arising out of a Third Party Claim (other than a claim for a Buyer Indemnitee’s breach of contract) to the extent arising out of or in connection with the negligent, intentional, willful or fraudulent acts or omissions of Seller or its subcontractors, agents or employees or others under Seller’s control; provided that Seller shall have no obligation to indemnify a Buyer Indemnitee to the extent the Indemnifiable Losses arising from a Third Party Claim are caused by or arise out of

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(i) any gross negligence, fraud or willful misconduct of any Buyer Indemnitee, or the breach by Buyer or any Buyer Indemnitee of its covenants, representations and warranties under this Agreement or (ii) any act or omission of (1) Buyer or its subsidiaries or Affiliates, or any of their respective officers, directors, employees, contractors, subcontractors or agents acting in its capacity as the “Operator” under the A&R MOMA or the “Administrator” under the Administrative Services Agreement or acting in its capacity as the “Managing Member” of Seller pursuant to the DSGP Limited Liability Company Agreement (or any such actions or omissions taken as “Operator” or “Administrator” or “Managing Member” prior to the Agreement Date), or (2) any Person who was acting at the direction of, or who is or was under the control of, Buyer, or any of its subsidiaries or Affiliates, or any of their respective officers, directors, employees, contractors, subcontractors, or agents, including any such Person who is or was a Seller Indemnitee or otherwise hired by, engaged by, or contracted with, Seller with respect to the Project, Facility or Existing Systems.
Section 8.3    Limitation of Liability.
(a)    Notwithstanding anything to the contrary in this Agreement, in no event shall a Party be liable to the other Party for an amount in excess of the Maximum Liability; provided, that the foregoing limitation shall not apply to liability arising out of (A) the fraud, willful misconduct or gross negligence of a Party or that Party’s employees, agents, contractors or subcontractors, (B) disputes over any Payment Date Amount for any Existing System, (C) a Third Party Claim, (D) a claim with respect to injury to or death of any individual, or (E) a claim with respect to property damage to Existing Systems, New Systems or BOF. For the purposes of this provision, Seller and its employees, agents, contractors and subcontractors will be deemed to be employees, agents, contractors or subcontractors of Buyer if any such Person was acting at the direction of, or is or was under the control of, Buyer, or any of its subsidiaries or Affiliates, or any of their respective officers, directors, employees, contractors, subcontractors or agents; provided, for the avoidance of doubt, no employee, agent, contractor or subcontractor of Buyer shall be deemed to be an employee, agent, contractor or subcontractor of Seller.
(b)    Except for amounts due under a Third Party Claim in connection with indemnification under this ARTICLE VIII, damages hereunder are limited to direct damages, and in no event shall a Party be liable to the other Party, and the Parties hereby waive claims, for indirect, punitive, special or consequential damages or loss of profits in connection with direct actions between the Parties.
(c)    Neither Party shall have any right to off-set any obligations or amounts owed under this Agreement.
Section 8.4    Survival. The Parties’ respective rights and obligations under this ARTICLE VIII, Section 2.3(b) and Section 2.3(c) shall survive any total or partial termination of this Agreement.
ARTICLE IX.
MISCELLANEOUS PROVISIONS

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Section 9.1    Amendment and Modification. This Agreement may be amended, modified or supplemented only by written agreement of Buyer and Seller.
Section 9.2    Waiver of Compliance; Consents. Except as otherwise provided in this Agreement, any failure of any of the Parties to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but any such waiver of such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or previous failure to comply therewith.
Section 9.3    Notices. All notices, reports, certifications, or other documentation, and other communications hereunder shall be in writing and shall be deemed given when received if delivered personally or by facsimile transmission with completed transmission acknowledgment or by electronic mail, or when delivered if mailed by overnight delivery via a nationally recognized courier or registered or certified first class mail (return receipt requested), postage prepaid, to the recipient Party at its below address (or at such other address or facsimile number for a Party as shall be specified by like notice; provided, however, that notices of a change of address shall be effective only upon receipt thereof and that any notice provided by electronic mail will be followed promptly by another form of notice consistent with this Section 9.3 and will be effective when such follow-up notice is deemed effective):
To Seller:
Diamond State Generation Partners, LLC
c/o Southern Power Company
30 Ivan Allen Jr. Blvd., NW
Bin SC 1108
Atlanta, GA 30308
Attention: General Counsel, [*]
Email: [*]

and to:

Diamond State Generation Partners, LLC
c/o Southern Power Company
30 Ivan Allen Jr. Blvd., NW
Bin SC 1108
Atlanta, GA 30308
Attention: Corporate Secretary, [*]
Email: [*]

and to:

Bloom Energy Corporation

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4353 N. 1st Street
San Jose, CA 95134
Attention: General Counsel

and to:

Mehetia Inc.
Eleven Madison Avenue
New York, NY 10010
Attention: [*] and [*]
Email: [*] and [*]
Facsimile: [*]

With copies to (which copies shall not constitute notice):
Bloom Energy Corporation
4353 N. 1st Street
San Jose, CA 95134
Attention: [*]
Email: [*]

and to:

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Attention: General Counsel – Americas

and to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, NY 10173
Attention: [*] and [*]
Email: [*][*]

To Buyer:
Bloom Energy Corporation
4353 N. 1st Street
San Jose, CA 95134
Attention: Scott Reynolds
Email: sreynolds@bloomenergy.com

and to:

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Bloom Energy Corporation
4353 N. 1st Street
San Jose, CA 95134
Attention: General Counsel

Section 9.4    Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party; provided, however, (a) the right to receive payment of the Purchase Price hereunder may be assigned to Mehetia without the prior written consent of Buyer, and (b) Buyer shall be entitled to subcontract any of its obligations under this Agreement or to assign its obligations under this Agreement, in each case to an Affiliate under common ownership with Buyer without consent, provided further that (i) such assignment or subcontracting shall not excuse Buyer from the obligation to competently perform any subcontracted or assigned obligations or any of its other obligations under this Agreement and (ii) nothing in this Agreement shall be deemed to require the consent of any Party with respect to any change in control, merger or sale of all or substantially all of the assets of Southern Power Company or Buyer. Any purported assignment or delegation in violation of this Section shall be null and void.

Section 9.5    Dispute Resolution; Service of Process.
(a)    In the event a dispute, controversy or claim arises hereunder, including any claim whether in contract, tort (including negligence), strict product liability or otherwise, the aggrieved Party will promptly provide written notification of the dispute to the other Party after such dispute arises. Thereafter, a meeting shall be held promptly between the Parties, attended by representatives of the Parties with decision-making authority regarding the dispute, to attempt in good faith to negotiate a resolution of the dispute. If the Parties are not successful in resolving a dispute within twenty-one (21) days of such meeting, then, subject to the limitations on remedies set forth in Section 7.3 and Section 7.4 and ARTICLE VIII, either Party may pursue whatever rights it has available under this Agreement, at law or in equity in accordance with Section 9.6 herein. Notwithstanding the foregoing, this Section 9.5 shall not apply to disputes regarding any Payment Date Amount or the Purchase Price pursuant to Section 2.3(b) and Section 2.3(c).
(b)    In the event of any dispute arising out of or relating to this Agreement, each Party hereby consents to service of process made to the addressees set forth in Section 9.3 herein either by overnight delivery by a nationally recognized courier or by certified first class mail, return receipt requested, and hereby acknowledges that service by such means shall constitute valid and lawful service of process against the Party being served.
Section 9.6    Governing Law, Jurisdiction, Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAW OR OTHER PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION (OTHER THAN SECTION 5-1401 OF THE NEW YORK

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GENERAL OBLIGATIONS LAW). THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING RELATING TO ANY SUCH DISPUTE AND FOR ANY COUNTERCLAIM WITH RESPECT THERETO.
Section 9.7    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile, portable document format (.PDF) or other electronic means (including services such as DocuSign) will be considered original signatures.
Section 9.8    Interpretation. The article, section and schedule headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.
Section 9.9    Entire Agreement. This Agreement and the exhibits, schedules, documents, certificates and instruments referred to herein, embody the entire agreement and understanding of the Parties in respect of the transactions contemplated by this Agreement. Each Party acknowledges that, in agreeing to enter into this Agreement, it has not relied on any representation, warranty, collateral contract or other assurance (except those repeated in this Agreement and any other agreement entered into on the date of this Agreement between the Parties) made by or on behalf of any other Party at any time before the signature of this Agreement.
Section 9.10    Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between Buyer and Seller, each of which has been represented by counsel of its own choosing, and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and Buyer and Seller hereby waive the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the executed draft or any earlier draft of this Agreement.
Section 9.11    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party.
Section 9.12    Further Assurances. Each Party agrees to execute and deliver such reasonable additional documents and instruments and to perform such reasonable additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement.

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Section 9.13    Time of Essence. Time is of the essence with respect to all matters contained in this Agreement.
Section 9.14    No Rights in Third Parties. Except as otherwise specified herein, (a) nothing in this Agreement nor any action taken hereunder shall be construed to create any duty, liability or standard of care to any Person that is not a Party, (b) no Person that is not a Party shall have any rights or interest, direct or indirect, in this Agreement and (c) this Agreement is intended solely for the benefit of the Parties, and the Parties expressly disclaim any intent to create any rights in any third party as a third-party beneficiary to this Agreement.
Section 9.15    Transfer Taxes.
Buyer shall be responsible for the payment of all transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement or the transactions contemplated hereby. Buyer shall indemnify Seller and any Seller Indemnitee for any liability relating to any such transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees (including any penalties and interest).
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IN WITNESS WHEREOF, Buyer and Seller have caused this Repurchase Agreement to be signed by their respective duly authorized officers as of the Agreement Date.

SELLER:	BUYER:
DIAMOND STATE GENERATION PARTNERS, LLC a Delaware limited liability company By: Diamond State Generation Holdings, LLC Its: Manager	BLOOM ENERGY CORPORATION a Delaware corporation

By: /s/ Tim Gray	By: /s/ Deon Boles
Name: Tim Gray	Name: Deon Boles
Title: Vice President	Title: Corporate Controller

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EXHIBIT A

Form of Bill of Sale

BILL OF SALE

This BILL OF SALE, dated as of __________ __, 2019 is made by DIAMOND STATE GENERATION PARTNERS, LLC (“Seller”) to BLOOM ENERGY CORPORATION (“Buyer”), and is delivered pursuant to the Repurchase Agreement, dated as of June 14, 2019 (the “Agreement”), between Seller and Buyer, in connection with the transfer of the assets described on Attachment A attached hereto (the “Purchased Systems”).
Seller hereby assigns, conveys, sells, delivers, sets over and transfers to Buyer, for the consideration, and on the terms and conditions, set forth in the Agreement, all of Seller’s rights, title and interest in, under and to the Purchased Systems, and Buyer hereby accepts such assignment, and agrees, in accordance with the Agreement, to assume all liabilities and obligations with respect thereto.
This Bill of Sale shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.
[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be signed by their respective duly authorized officers as of the date first written above.
SELLER:
DIAMOND STATE GENERATION PARTNERS, LLC

By: __________________________
Name:
Title:

BUYER:
BLOOM ENERGY CORPORATION

By: __________________________
Name:
Title:

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Attachment A to Bill of Sale

Purchased Systems

Serial No.	Facility	System Capacity (kW-AC)
[Red Lion] / [Brookside]

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EXHIBIT B

Repurchase Schedule

Date	Aggregate System Capacity Repurchased (kW)
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

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EXHIBIT C

Form of Sale Notice

SALE NOTICE

This SALE NOTICE, dated as of __________ __, 201_ is made by BLOOM ENERGY CORPORATION (“Buyer”) to DIAMOND STATE GENERATION PARTNERS, LLC (“Seller”), and is delivered pursuant to the Repurchase Agreement, dated as of June 14, 2019 (the “Agreement”), between Seller and Buyer.
Buyer hereby notifies Seller of Buyer’s intent to purchase [__] Existing Systems with an aggregate System Capacity equal to [____]kW. The Serial No., Facility and individual System Capacity for each such Existing System is set forth on Attachment A attached hereto.
The aggregate Payment Date Amount to be paid for such Existing Systems equals $[__________]. Buyer’s calculation of the Payment Date Amount for such Existing Systems is set forth in the Payment Date Amount Calculation Model which is attached hereto as Attachment B.
The Payment Date for such Existing Systems shall occur on [______], 2019.
The Transfer Date for such Existing Systems is expected to occur on or about [_____, 2019].
Following the Transfer Date of the Existing Systems subject to this Sale Notice, the aggregate System Capacity of the remaining Existing Systems that are subject to the Repurchase Agreement is equal to [______]kW.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned has caused this Sale Notice to be signed by its duly authorized officers as of the date first written above.
BUYER:
BLOOM ENERGY CORPORATION

By: __________________________
Name:
Title:

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Attachment A to Sale Notice

Serial No.	Facility	System Capacity (kW-AC)
[Red Lion] / [Brookside]

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Attachment B to Sale Notice
Payment Date Amount Calculation Model
See Attached

DM_US 157179328-13.085887.0029